SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2008

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 18, 2008, Motive, Inc. (the “Company”) issued a press release announcing that in connection with the Agreement and Plan of Merger, dated June 16, 2008 (the “Merger Agreement”), between the Company, Lucent Technologies Inc., a Delaware corporation (“Parent”), and Magic Acquisition Subsidiary Inc. (“Purchaser”), a Delaware corporation and a direct wholly-owned subsidiary of Parent, the Company has satisfied the closing condition related to the final nonappealable settlements of the Company’s previously announced class action and derivative lawsuits. On July 14, 2008, the court entered its final approval of the class action lawsuit settlement, and as no appeal was filed by August 13, 2008, such settlement became final and nonappealable on that date. On July 15, 2008, the court entered its final approval of the derivative lawsuit settlement, and as no appeal was filed by August 14, 2008, such settlement became final and nonappealable on that date.

In addition, the closing condition related to the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was satisfied on August 15, 2008, when the waiting period terminated.

As indicated in a press release issued by Alcatel Lucent on August 13, 2008, the tender offer has been extended until 12:00 midnight, New York City time, at the end of Wednesday, September 10, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated August 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: August 18, 2008	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 18, 2008.